CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Rene Hamouth, Chairman of the Board of Evergreen-Agra, Inc. (the “Company”), and Matthew Rhoden, the Chief Executive Officer of the Company, hereby each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K for the period ended December 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Rene Hamouth
Rene Hamouth
Chairman of the Baord
Date: March 22, 2016

/s/ Matthew Rhoden
Matthew Rhoden
Chief Executive Officer
Date: March 22, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Evergreen-Agra, Inc. and will be retained by Evergreen-Agra, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.